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                                                                  EXHIBIT 23

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14504, 333-45020, 333-45022, 333-64126,
333-65490, 333-97859, 333-97861, 333-101161, 333-110165, 333-110166,
333-116743, 333-116744 and 333-126442) of Engineered Support Systems, Inc.
of our report dated January 9, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, MO
January 9, 2006